                                                                  Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tuscarora Incorporated 1997 Stock Incentive Plan of our reports dated October 16, 1997, with respect to the consolidated financial statements of Tuscarora Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 25, 1998